SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities
          Exchange Act of 1934  (Amendment No. - )

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                                          of the Commission
                                          Only (as permitted
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[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a - 11(c) or
     Section 240.14a - 12

                 PETROLEUM HELICOPTERS, INC.
     __________________________________________________________________
      (Name of Registrant as Specified In Its Charter)

     __________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                 PETROLEUM HELICOPTERS, INC.

                    2121 Airline Highway
                          Suite 400
                  Metairie, Louisiana 70001

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               TO BE HELD ON OCTOBER 29, 1998


To the Holders of Voting Common Stock of Petroleum Helicopters, Inc.:

     The  1998  Annual Meeting of Shareholders of  Petroleum
Helicopters,  Inc.  ("PHI") will be  held  at  2121  Airline
Highway,  Metairie, Louisiana, 6th floor ,  on  October
29, 1998, at 10:30 a.m., local time, to:

     1.   Elect directors.

     2.   Vote on a proposed directors stock compensation plan.

     3. Transact such other business as may properly be brought before the meeting or any adjournments thereof.

          Only holders of record of PHI's voting common stock at the close of business on August 31, 1998 are entitled to notice of and to vote at the Annual Meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.  A PROXY
MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                               By Order of the Board of Directors

                              /s/  Robert D. Cummiskey, Jr.
                              -----------------------------------
                                   Robert D. Cummiskey, Jr.
                                        Secretary

New Orleans, Louisiana
September 15, 1998




                 PETROLEUM HELICOPTERS, INC.

                    2121 Airline Highway
                          Suite 400
                  Metairie, Louisiana 70001

                       PROXY STATEMENT
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                      OCTOBER 29, 1998

     This  Proxy Statement is furnished to holders of voting
common   stock   ("Voting  Common   Stock")   of   Petroleum
Helicopters,   Inc.   ("PHI")   in   connection   with   the
solicitation  on  behalf  of its  Board  of  Directors  (the
"Board") of proxies for use at the Annual Meeting of Shareholders of PHI (the "Meeting") to be held on October 29,1998 at the time and place set forth in the accompanying notice and at any adjournments thereof.

     Only stockholders of record of Voting Common Stock at the close of business on Monday, August 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,800,886 shares of Voting Common Stock, each of which is entitled to one vote.

     The enclosed proxy may be revoked by the shareholder at any time prior to its exercise by filing with PHI's
Secretary a written revocation or duly executed proxy bearing a later date. A shareholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the shareholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

     This Proxy Statement is first being mailed to shareholders on or about September 15, 1998. The cost of preparing and mailing proxy materials as well as soliciting proxies in the enclosed form will be borne by PHI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and PHI will, upon request, reimburse them for their expenses in so acting.

                    ELECTION OF DIRECTORS

     PHI's By-laws establish the number of directors to be elected at the Meeting at four, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the four persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

     The following table sets forth certain information as of August 24, 1998 with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                             Year First
                                                             Became a
Name and Age            Principal Occupation                 Director
------------            --------------------                 ----------
Carroll W. Suggs, 59    Chairman of the Board,                  1989
                        President and
                        Chief Executive Officer of PHI(1)

Leonard M. Horner,71    Private Investments(2)                  1992

James W. McFarland, 53  Dean, A.B. Freeman School               1996
                        of Business, Tulane University(3)

Bruce N. Whitman, 65    Executive Vice President and            1996
                        Director, FlightSafety International,
                        Inc. (aviation training and related
                        services) (4)
__________________________

(1) Mrs. Suggs became Chairman of the Board in March 1990, Chief
    Executive Officer in July 1992 and President in October 1994. She is also a director of Varco International, Inc., and Whitney
    Holding Corporation.

(2) From 1974 to 1991, Mr. Horner served in various capacities with Bell Helicopter Textron, Inc. (helicopter manufacturer), including Chairman, President, Executive Vice President, Senior Vice President
    - Marketing and Programs, and Vice President - Operations. Before 1974, he was employed with United Technologies Corp., Sikorsky Aircraft Division (helicopter manufacturer) for 17 years.

(3) Dean McFarland is also a director of American Indemnity Financial Corporation, Sizeler Property Investors, Inc. and Stewart
    Enterprises, Inc.

(4) Mr. Whitman is also a director of Aviall, Inc., FlightSafety
    Boeing Training International, LLC, and Megadata Corp.


        During PHI's fiscal year ended April 30, 1998, the Board held six meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he or she was a member.

        The Board has an Audit Committee (the "Audit Committee"), the members of which are Messrs. Horner, Whitman, McFarland and Robert G. Lambert. This committee, which held three meetings during fiscal 1998, is responsible for making recommendations to the Board concerning the selection and retention of independent auditors, reviewing the results of audits by the independent auditors, discussing audit recommendations with management and reporting the results of its reviews to the Board.
The Board also has a Compensation Committee (the "Compensation Committee"), the members of which are Messrs. Horner, Whitman, McFarland, and Lambert. This committee, which held two meetings during fiscal 1998, is responsible for determining the compensation paid to officers and key employees and administering PHI's Incentive Compensation Plans. The Board does not have a nominating committee.

    Each director receives an annual fee of $ 10,000 and a fee of $ 1,000 for each Board or Committee meeting he or she attends.

     STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of August 31, 1998 by
(a) each director and nominee for director of PHI, (b) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation" ("Named Executive Officers"), and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, the securities shown are held with sole voting and investment power.


                           Class of   Number of    Percent
    Beneficial Owner      PHI Common    Shares       of
                             Stock                Class(1)
    ----------------      -----------   ------    --------

Directors and Nominees

Carroll W. Suggs ......        Voting 1,444,260(2)    51.2%
                           Non-Voting     6,000           *
Leonard M. Horner .....        Voting       500           *
                           Non-Voting       100           *
Robert G. Lambert .....        Voting     1,000           *
                           Non-Voting        28           *
James W. McFarland ....        Voting       100           *
                           Non-Voting     2,073           *
Bruce N. Whitman ......        Voting     1,000           *
                           Non-Voting         -           -

Named Executive
Officers(3)

Ben Schrick ...........        Voting       560           *
                           Non-Voting    12,624(4)        *
John H. Untereker .....        Voting         -           -
                           Non-Voting        39           *
Robert D. Cummiskey, Jr.       Voting         -           -
                           Non-Voting     5,795(4)        *
All Directors and
Executive
Officers as a Group

(14 persons) ........          Voting 1,447,420(5)    51.3%
                           Non-Voting    51,910(6)     2.1%
     _____________________

     Footnotes appear on following page.
     *    Less than one percent.

     (1) Shares subject to options currently exercisable are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

     (2) Includes 1,423,780 shares held by the Suggs Family Partnership, LLC, of which Mrs. Suggs is the sole manager, and 26,480 shares that she has the right to acquire pursuant to currently exercisable stock options.

     (3) Information regarding Mrs. Suggs appears in this table under the caption "Directors and Nominees."

     (4) Includes the following shares that the named individual has the right to acquire pursuant to currently exercisable stock options: Non-Voting Common Stock - Mr. Schrick, 10,150 and Mr. Cummiskey, 4,920.

     (5) Includes an aggregate of 20,480 shares which executive officers have the right to acquire pursuant to currently exercisable stock options.

     (6) Includes an aggregate of 43,452 shares which executive officers have the right to acquire pursuant to currently exercisable stock options.

                    ____________________

        STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following, to PHI's knowledge, are the only beneficial owners of more than 5% of the outstanding voting common stock, determined in accordance with Rule 13d-3 of the SEC, other than Carroll W. Suggs, 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001, whose beneficial ownership of the voting common stock is shown under the heading "Stock Ownership of Directors and Executive Officers." Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                               Common     Number    Percent
      Beneficial Owner          Stock       of        of
                                          Shares   Class(1)
                                           (1)
      ----------------         -------   --------  --------

David L. Babson & Co., Inc.    Voting    243,300     8.68%
One Memorial Drive
Cambridge, MA 02142-1300

First Union Corporation        Voting    187,000     6.68%
One First Union Center
Charlotte, NC 28288-0137

Woodbourne Partners, L.P       Voting    165,200     7.10%
200 N. Broadway, Suite 825
St. Louis, MO 63102

FMR Corp.                      Voting    204,300     7.29%
82 Devonshire Street
Boston, MA 02142-1300

____________________

(1) Based solely on information furnished in Schedule 13Gs filed with the SEC by such persons.


             DIRECTOR'S STOCK COMPENSATION PLAN

General
-------

      On August 24, 1998, the Board of Directors of PHI unanimously adopted the Directors Stock Compensation Plan (the "Plan") to (i) substitute for the annual cash retainer to non-employee directors ("Directors") an annual award of its non-voting common stock ("Common Stock"), and (ii) provide for the automatic annual grant to Directors of options to purchase 2,000 shares of Common Stock. The Plan also provides for the voluntary deferral of all or a portion of the stock awards or fees otherwise payable annually to each Director. All non-employee members of the Board of Directors of PHI participate in the Plan. As of September 15, 1998, three directors were participants in the Plan.

      The Plan must be approved by the affirmative vote of a majority of the voting power present or represented at the meeting. Abstentions will be included but broker nonvotes will be excluded in calculating the voting power present or represented at the meeting for purposes of approving the Plan. The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, included as Exhibit A to this Proxy Statement.

      Up to 150,000 shares of Common Stock may be issued under the Plan, subject to adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The number of shares of Common Stock subject to issuance pursuant to the Plan represented approximately 3% of the outstanding shares of Common Stock as of September 1, 1998.

      The Plan is administered by the Board of Directors through the Compensation Committee (the "Committee"). The Committee possesses authority to interpret the Plan, to establish rules and regulations relating to the Plan, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Awards and options under the Plan relating to Common Stock are made as described below and are not subject to the discretionary administration of the Committee.

Features of the Plan
---------------------

      Stock Awards. Stock awards consist of the annual transfer by PHI to a non-employee director of shares of Common Stock, without payment, as retainer compensation for his services as a member of the Board of Directors. Shares of Common Stock are transferred annually on the day of the annual stockholders meeting (the "Stock Transfer Date") to each Director elected on such date. The number of shares transferred will be the quotient of the director's annual retainer fee (currently $12,000) divided by the mean between the closing bid and asked prices of the Common Stock on the Stock Transfer Date. The shares so transferred may not be sold, transferred, assigned, pledged, mortgaged, or otherwise disposed of for a period of six months and one day after the Stock Transfer Date. The Plan permits Directors to defer the receipt of stock awards in the form of credits representing shares of Common Stock under the same terms and conditions that fees can be deferred, as described below.

       The following table sets forth on a pro forma basis the benefits to be received by the Directors under the Stock Awards feature of the Plan in 1998. Values are based on the mean of the closing bid and asked prices of Common Stock as quoted on the NASDAQ as of August 17, 1998. The last sales price of Common Stock on August 17, 1998, was $16.00. As no awards will be made until the day of the Meeting, the actual number of shares will be determined as of the day of the Meeting.

DIRECTORS' STOCK AWARDS

 PARTICIPANTS            NO. OF     DOLLAR VALUE
    IN PLAN              SHARES     OF SHARES
--------------           -------    -------------
Leonard M. Horner          701        $ 12,000
James McFarland            701          12,000
Bruce N. Whitman           701          12,000


      Deferral of Fees. The Plan permits each Director to elect annually to defer the receipt of all or a portion of the cash fees otherwise payable to him. The amount of such deferred fees is credited to a bookkeeping account maintained by PHI for the benefit of each Director (an "Account"). The amount of deferred fees will bear interest at a rate equal to PHI's borrowing costs.

      Benefits under the Plan are distributed as of the date designated by each Director, generally after the date he ceases to serve as a member of the Board of Directors. Benefits are equal to the amount credited to a Director's Account at the time of distribution. Distributions are made in the form of a single-sum payment or substantially equal annual installment payments over a period not in excess of ten years. Benefits are distributed in cash, except that amounts allocated to credits representing shares of Common Stock are distributed in the form of Common Stock. Any balance in a Director's Account as of the date of his death will be distributed in cash to his designated beneficiaries.

      Although there is no requirement that PHI establish a trust or other mechanism to accumulate the amounts necessary to fund benefits payable under the Plan, PHI may establish a "rabbi" trust for such purpose. Assets held in such trust would be earmarked for the payment of benefits under the Plan but will remain subject to the claims of PHI's general creditors in the event of PHI's bankruptcy or insolvency.

      Stock Options. Options will be automatically granted on the annual stockholders meeting date on each calendar year to any Director that will entitle the Director to purchase up to 2,000 shares of Common Stock at the Fair Market Value on the date of grant. The option price is payable (i) in cash at the time of exercise, (ii) by the actual or constructive transfer to PHI of nonforfeitable, unrestricted shares of Common Stock owned by the Director having a value at the time of exercise at least equal to the option price, or (iii) by a combination of such payment methods. The Plan permits deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates.

      No option will be exercisable more than ten years from the date of grant. A period of two years continuous service on the Board is necessary before the option will become exercisable.

Amendment of the Plan
---------------------

      The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment (except for amendments adopted for the purpose of causing the Plan to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or discontinuance may change or impair without the consent of each Director the value of such Director's Account maintained under the Plan in connection with the deferral of fees or the previous award of Common Stock, or the options previously granted. Further, no such amendment (except for amendments adopted for the purpose of causing the Plan to comply with the requirements of Rule 16b-3) or discontinuance may, without the consent of PHI's shareholders, (a) increase the maximum number of shares of Common Stock which may be issued to all Directors under the Plan, (b) change or expand the types of benefits related to Common Stock that may be granted or otherwise made available under the Plan, (c) change the class of persons eligible to receive benefits under the Plan, or (d) materially increase the benefits accruing to Directors under the Plan.

Nontransferability of Awards
-----------------------------

      Amounts credited to an Account under the Plan are not subject to assignment, transfer, pledge, encumbrance or other disposition prior to distribution from the Plan. Options are not subject to disposition except by will or intestate succession.

Federal Income Tax Consequences
-------------------------------

      Under existing Federal income tax law, the taxation of fees or stock awards deferred under the Plan will be postponed until distribution. At that time, a Director will recognize ordinary income in an amount equal to the benefits distributed, and PHI will be entitled to a deduction equal to the amount the Director is required to treat as ordinary income; provided, however, that the fair market value of Common Stock distributed from a Director's Account will be recognized as ordinary income when the restrictions on the sale of such shares under Section 16(b) of the Act expires and PHI's deduction with respect to such amount will be deferred until such expiration.

      A Director who receives an award under the Plan consisting of shares of Common Stock will recognize ordinary income when the restrictions on the sale of such shares under Section 16(b) of the Act expire, and PHI will be entitled to a deduction equal to the amount the Director is required to treat as ordinary income.

      Under current federal income tax laws, grants of options under the Plan will have the following consequences. In general, (i) no income will be recognized by a Director at the time an option is granted, (ii) at the time of exercise of an option, ordinary income will be recognized by the Director in an amount equal to the difference between the option price paid for the shares and the fair market value of such shares, if unrestricted, on the date of exercise, and (iii) at the time of sale of shares acquired pursuant to the exercise of an option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on the time period the shares have been held. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

      This summary of federal income tax consequences of deferred fees, stock awards, and nonqualified stock options does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. There also may be state and local income tax consequences applicable to the grant, exercise and sale of stock acquired under the Plan.

Recommendation of Board of Directors
------------------------------------

      THE  BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE DIRECTOR'S STOCK COMPENSATION PLAN.

       EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Executive Compensation

     The following table summarizes, for each of the fiscal years ended April 30, 1998, 1997 and 1996, compensation of PHI's Chief Executive Officer and each other executive officer of PHI whose annual compensation was in excess of $100,000 in all capacities in which they served:

                                                  Long-term
                                                 Compensation
                                                    Awards
                                             ---------------------
                             Annual          Restricted Securities
                           Compensation        Stock    Underlying All other
Name and              --------------------
Principal Position    Year  Salary   Bonus(1) Awards(2) Options(3) Compensation(4)
------------------    ----   ------  -------- --------- ---------  --------------
                               ($)      ($)      (#)      (#)         ($)
Carroll W. Suggs      1998  $321,738 $ 9,271       -      4,000      125,800(6)
Chairman of the       1997   317,385   7,512       -      4,000      124,856
Board, President      1996   317,384  13,327       -     20,480      123,042
and Chief Executive
Officer

Ben Schrick           1998   213,514   6,157   1,578         -         4,800
Chief Operating       1997   210,631   4,989     846         -         4,681
Officer               1996   197,291   8,851       -     10,150        5,261

John H. Untereker(5)  1998   206,071   5,969     896         -         4,800
Chief Financial       1997   203,332   4,836     784         -         4,732
Officer and Treasurer 1996   203,332   8,580       -      8,240        5,591

Robert D.Cummiskey,Jr.1998   106,102   3,067     448         -         3,116
Director of Risk      1997   104,562   2,485     224         -         3,379
Management
and Secretary         1996   106,204   4,409       -      4,920        5,838

____________________
(1) Represents a cash bonus of 2.83% of base pay in 1998, a cash bonus of one week and one day of base pay for 1997, and a cash bonus of two weeks and one day of base pay for 1996 pursuant to programs in which all eligible employees of the Company participated.

(2) Fiscal 1998 awards vested in July 1998 based on performance criteria for fiscal 1998; fiscal 1997 awards vested in July 1997 based on performance criteria for fiscal 1997. Dividend income, if any, will be paid on the restricted stock at the same rate as paid to all stockholders. Restrictions on 1997 and 1998 stock will lapse on 7/31/2000 and 7/31/2001, respectively. As of April 30, 1998, the number and fair market value of the shares of restricted stock held by executive officers were: Mr. Schrick, 2,424 shares, $54,540; Mr. Untereker, 1,680 shares, $37,800;
     and Mr. Cummiskey, 672 shares, $15,120.

(3) For additional information, please refer to the two tables below.

(4) Unless otherwise indicated, reflects amounts paid by PHI on behalf of the named executive officer pursuant to the PHI 401(k) Retirement Plan.

(5)  Mr. Untereker resigned his position with PHI effective
     August 3, 1998.

(6)  Includes directors fees of  $16,000, $ 15,000, and
     $ 13,600 in 1998, 1997 and 1996, respectively and life insurance premiums for the benefit of Mrs. Suggs of $ 105,000 in 1998, 1997 and 1996.

                       ____________________

1998 Stock Option Grants

     The following table contains information concerning the grant of stock options to the Named Executive officers during the fiscal year ended April 30, 1998.

                                                                            Potential
                              % of Total                                  Realizable Value
                  No. of       Options                                      At Assumed
                  Shares       Granted to                               Annual Rates of Stock
                  Underlying   Employees     Exercise                     Price Appreciation
                  Options      in Fiscal     or Base     Expiration       For Option Term(2)
                                                                        -------------------
   Name           Granted(1)     1998          Price         Date         5%       10%
   ----           ----------  -----------  -------------  ----------    -------  --------
Carroll W. Suggs    4,000        100%       $16.31       July 31, 2007  $41,029  $103,973


____________________

(1) Options were awarded at the fair market value of the stock on the effective date of grant.

(2) The SEC requires disclosure of the potential realizable value of each grant, assuming the options will be held for the full ten-year term prior to exercise. The options may be exercised prior to the end of such ten-year term, and the actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table.

                    ____________________

Option Exercises and Holdings

     The following table contains information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1998 and unexercised options held as of April 30, 1998.

                  Shares                  Number of Securities        Value of Unexercised
                  Acquired               Underlying Unexercised      In-the-Money Options at
                    on        Value     Options at April 30, 1998        April 30,1998(1)
                                        --------------------------  ---------------------------
  Name            Exercise   Realized   Exercisable  Unexercisable  Exercisable   Unexercisable
  ----            --------  ---------   -----------  -------------  -----------   -------------
Carroll W. Suggs     0             0       20,480        4,000       $267,530        $26,012
Ben Schrick          0             0       19,150            0        205,100              0
John H. Untereker    0             0        8,240            0        115,360              0
Robert D.        6,000       $26,850        4,920            0         68,880              0
  Cummiskey, Jr.

    ____________________

(1) Reflects the difference between closing prices of the Common Stock on April 30, 1998 and the respective exercise prices of the options.

                    ____________________

Supplemental Executive Retirement Plan

      PHI maintains a supplemental executive retirement plan ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to the PHI 401(k) Retirement Plan. The SERP provides an annual benefit, generally equivalent to 35% of each such participant's salary at the date of adoption in
1994 up to $ 200,000 of salary plus 50% of such salary in excess of $ 200,000, for a period of 15 years following retirement at age 65 or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Mrs. Suggs and Messrs. Schrick and Cummiskey are $ 123,500, $ 69,600, and $ 34,400,
respectively.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee is composed of Leonard M. Horner, Bruce N. Whitman, James W. McFarland, and Robert G. Lambert. No member of the Compensation Committee has ever been an officer or employee of PHI or any of its subsidiaries.

     During fiscal 1998, PHI paid Aviall, Inc. ("Aviall") approximately $ 323,000 for parts and component repair
services.    Mr.  Lambert,  a  member  of  the  Compensation
Committee  and   director   of  PHI  since  1994,   is
currently a member of the Board of Directors of Aviall and was the Chairman of the Board of Directors of Aviall from December 1993 to December 1997. He also served as Aviall's Chief Executive Officer from December 1995 to December 1996.

     PHI paid FlightSafety International ("FlightSafety") approximately $ 636,000 for pilot training services during fiscal 1998. Mr. Whitman, a member of the Compensation Committee and director of PHI since 1996 and a nominee for director at the Meeting, is a director and an Executive Vice President of FlightSafety.

     During fiscal 1998, PHI paid approximately $ 86,000 for consulting services to James W. McFarland, a director since
July 1996 and a nominee for director at the Meeting.


The    Compensation   Committee's   Report   on    Executive
Compensation

     General. The functions of the Compensation Committee are to determine compensation paid to officers and key employees and to administer the 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan and the 1995 Incentive Compensation Plan. The Compensation Committee is composed entirely of Board members who are not employees of PHI. The Compensation Committee retained an outside consultant in fiscal 1993 to assist it in obtaining relevant information on pay practices at comparable organizations, and in fiscal 1993 and 1996 to assist in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

     The Compensation Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and short-term and long-term incentives in order to attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI and support the short and long range business objectives and strategies of PHI.

     Under the Omnibus Budget Reconciliation Act ("OBRA"), which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $ 1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options and restricted stock awards such as those granted to PHI executive officers and other key employees in May 1995 and July 1996. The Compensation Committee expects to keep "non-performance based" compensation within the $1 million limit so that all executive compensation will be fully deductible.

     PHI's   executive   compensation  consists   of   three
principal components: salary, annual cash bonuses and stock based compensation.

     Salary. In fiscal 1993, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that are included in the Oil and Gas Field Services Index in the graph set forth under the heading "Performance Graph" were among those considered. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives were set at the lower end of the ranges.

     During fiscal 1998 an outside consultant was retained to analyze all employee group's compensation as it related to the market place (similar companies to PHI). The results of this study were reported to executive management resulting in a pay increase for most employee groups during 1998.

     In fiscal 1998, compensation decisions were made by the Chief Executive Officer and the Compensation Committee, except in the case of the Chief Executive Officer, whose performance was evaluated, and salary established, by the Compensation Committee. Short-term performance incentives were provided pursuant to PHI's Target Incentive Plan, which provides cash bonuses to all eligible employees, including executive officers, to the extent that predesignated pretax earnings goals are achieved. A bonus of 2.83% of base salary was paid to each eligible employee of PHI, including the Named Executive Officers, following fiscal 1998, based upon the achievement of these goals during fiscal 1998.

     Stock Option Grants and Restricted Stock Awards. In fiscal 1998 performance based stock options and restricted shares and were granted to provide an additional incentive, to promote a longer term perspective and commitment by executives, and to maximize shareholder value by linking the financial interests of management and shareholders. The number of options and shares of restricted stock granted to each executive officer was based upon the officer's salary level and responsibilities and the attainment of fiscal 1998 company wide, individual and, in certain cases, business unit goals.

     Stock options have value to the executives only if there is an increase in PHI's stock price. Stock options granted in fiscal 1998 were made at 100% of the market value of the stock on the date of the grant, and the options become exercisable 50% per year beginning one year after the award. The options granted in fiscal 1998 expire 10 years after the date of the grant.

     Chief Executive Officer Compensation. Mrs. Suggs' fiscal 1998 salary increased due to a 4% company-wide general wage increase in January 1998. Her bonus for 1998 under the PHI Target Incentive Plan was equal to 2.83% of base salary, which was the equivalent bonus awarded to all eligible employees, based upon the achievement of designated goals tied to fiscal 1998 pretax earnings. Mrs. Suggs was awarded options to acquire up to 4,000 shares of Common Stock, which were based on company wide and individual performance during fiscal 1998.

     The Compensation Committee believes that the compensation of the Chief Executive Officer and other executive officers is competitive with or below the comparable companies described more fully above, but is consistent with the Compensation Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

     By the Members of the Compensation Committee.

                        Leonard M. Horner,      Robert G. Lambert
                        Chairman

                        Bruce N. Whitman        James W. McFarland


Performance Graph


       The following Performance Graph compares PHI's cumulative total shareholder return on its Voting Common Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Oil and Gas Field Services Index, assuming the investment of $ 100 on May 1, 1993, at closing prices on April 30, 1993, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The Oil and Gas Field Services Index consists of 84 publicly-held companies in the oil field service industry and is published by Media General Financial Services Inc.


                        [PERFORMANCE GRAPH]


Cumulative Total Returns as of April 30


   Index                 1993    1994    1995   1996   1997   1998

   ------                ----    ----    ----   ----   ----   ----

   PHI                   100.0   68.6    60.6   93.9  124.3  158.0

   Russell 2000          100.0  113.4   119.5  156.4  154.0  210.4

   Oil and Gas Field     100.0   88.6   102.4  153.6  184.8  281.9
   Services

     There can be no assurance that PHI's stock performance
will continue into the future with the same or similar
trends depicted in the graph above.  PHI will not make or
endorse any predictions as to future stock performance.
                    ____________________

Certain Transactions

     Aviall routinely provides aviation parts and component repair services to PHI and in fiscal 1998 was paid approximately $ 323,000 for these parts and services by PHI. Robert G. Lambert is currently a member of the Board of
Directors of Aviall and was the Chairman of the Board of Directors of Aviall from December 1993 to December 1997. He also served as Aviall's Chief Executive Officer from December 1995 to December 1996.

     FlightSafety International, Inc. ("FlightSafety") provides aviation training to PHI and in fiscal 1998 was paid approximately $ 636,000 for these services by PHI. Bruce N. Whitman, a director since August 1996 and a nominee for director at the Meeting, is Executive Vice President and a Director of FlightSafety.

     During fiscal 1998, PHI paid approximately $ 86,000 for consulting services to James W. McFarland, a director since
July 1996 and a nominee for director at the Meeting.


                RELATIONSHIP WITH INDEPENDENT
                     PUBLIC ACCOUNTANTS

     PHI's consolidated financial statements for the year ended April 30, 1998 were audited by the firm of KPMG Peat Marwick LLP, which firm will remain as PHI's auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.


                        OTHER MATTERS

Quorum and Voting of Proxies

     The presence, in person or by proxy, of a majority of the outstanding shares of Voting Common Stock is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote and the Plan must be approved by the affirmative vote of a majority of the voting power present at the meeting.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. With respect to any matter other than the election of directors that is properly brought before the meeting, an abstention will effectively count as a vote against the proposal, and broker non-votes will be counted as not present with respect to such matter.

     All proxies received by PHI in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and in favor of the Plan. The Board does not know of any matters to be presented at the Meeting other than those described herein and in favor of the Plan. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

     Eligible shareholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1999 annual meeting of shareholders must forward such proposal to the Secretary of PHI at the address set forth on the first page of this Proxy Statement in time to arrive at PHI prior to May 13, 1999.


                              By Order of the Board of Directors


                              Robert D. Cummiskey, Jr.
                              Secretary




New Orleans, Louisiana
September 15, 1998
                    [Front of Proxy Card]

                 PETROLEUM HELICOPTERS, INC.

     Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 29, 1998

The undersigned hereby appoints Carroll W. Suggs and Leonard
M. Horner, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Petroleum Helicopters, Inc. ("PHI") that the undersigned is entitled to vote at the annual meeting of shareholders to be held October 29, 1998, and any adjournments thereof.

1. Election of Directors:

    Nominees:  Carroll W. Suggs, Leonard M. Horner, James W.
               McFarland, Bruce N. Whitman.

2. Directors Stock Compensation Plan.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN,
THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.

                    [Back of Proxy Card]

[ X ] Please mark your
      votes as in this
      example.

       To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominee's name(s) on the space provided below the boxes.

       The Board of Directors recommends a vote for all nominees listed on the reverse side.


                           FOR        WITHHOLD
      1.  Election of
          Directors        [    ]       [    ]
          (see reverse)

           FOR, except vote WITHHELD from the following nominee(s):

           --------------------------------------------

      2.  Directors Stock Compensation Plan
                           FOR        AGAINST     ABSTAIN
                           [    ]       [    ]     [    ]


      3. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.


                                           Check this box
                                           to note change   [    ]
                                           of address

                          NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                 __________________________________________

                                 __________________________________________
                                 SIGNATURE(S)       DATE



                         Exhibit A
                         ----------


                  PETROLEUM  HELICOPTERS,  INC.
      DIRECTORS STOCK  AND DEFERRED COMPENSATION  PLAN

                            INDEX

                                                               PAGE

ARTICLE I - DEFINITIONS
      1.1   Affiliate                                           1
      1.2   Beneficiary                                         1
      1.3   Benefit Commencement Date                           1
      1.4   Deferral Election                                   1
      1.5   Deferred Benefit Account                            1
      1.6   Determination Date                                  1
      1.7   Fair Market Value                                   1
      1.8   Fees                                                1
      1.9   Plan Committee                                      2
      1.10  Plan Year                                           2
      1.11  Schedule A                                          2
      1.12  Other Definitions                                   2
ARTICLE II - PARTICIPATION                                      2
ARTICLE III - COMMON STOCK                                      2
      3.1   Shares                                              2
      3.2   Adjustment                                          2
ARTICLE IV - TRANSFER OF COMMON STOCK                           2
      4.1   Time of Transfer                                    2
      4.2   Number of Shares                                    3
      4.3   Restrictions on Transfer                            3
      4.4   Deferral                                            3
ARTICLE V - DEFERRALS                                           3
      5.1   Deferrals                                           3
      5.2   Deferred Benefit Accounts                           3
      5.3   Investment of Accounts                              4
      5.4   Common Stock Credits                                4
      5.5   Valuation of Accounts                               4
ARTICLE VI - PAYMENTS                                           4
      6.1   Special Definitions                                 4
      6.2   Service Benefits                                    4
      6.3   Director's Death Before Benefit Commencement Date   5
      6.4   Director's Death After Benefit Commencement Date    5
      6.5   Form of Payment                                     5
      6.6   Early Payments                                      5
ARTICLE VII - STOCK OPTION GRANTS                               6
ARTICLE VIII - ADMINISTRATIVE                                   8
ARTICLE IX - GENERAL PROVISIONS                                 8
      9.1   Effective Date and Term                             8
      9.2   Additional Conditions                               8
      9.3   Restrictions on Transfer                            9
ARTICLE X - MISCELLANEOUS                                       9
      10.1  Termination of Plan                                 9
      10.2  Inurement                                           9
      10.3  Amendment                                           9
      10.4  Transfer of Rights                                  9
      10.5  Governing Law                                      10
      10.6  Funding                                            10



                PETROLEUM  HELICOPTERS,  INC.

       DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN


     The PETROLEUM HELICOPTERS, INC. DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN (the "Plan") is designed so that each member of the board of directors who is not an employee ("Director") of Petroleum Helicopters, Inc. ( "PHI") receives, as his or her annual retainer for board service, shares of PHI non-voting common stock of the Corporation (the "Common Stock"), receives options to buy Common Stock and may defer stock and cash compensation.

                   ARTICLE I - Definitions

     1.1  Affiliate.   A corporation with respect to which PHI
          ---------
owns (within the meaning of Section 425(f) of the Internal
Revenue Code) 50% or more of the total combined voting power of all classes of stock.

     1.2  Beneficiary.  The person designated by a Director in writing
          -----------
to receive Death Benefits payable under the Plan, or if no designated beneficiary survives the Director, to the Director's estate. A Director shall be entitled to amend the designation of a Beneficiary at any time, effective when it is received by the Plan Committee.

     1.3  Benefit Commencement Date.  The date on which the payment of
          -------------------------
a Director's Service Benefit under the Plan is paid or first commences, determined in accordance with Paragraph 6.2.

     1.4  Deferral Election.  An Election by a Director to defer Fees
          -----------------
or the receipt of Common Stock, which election shall be made in writing in accordance with the provisions of Article V.

     1.5  Deferred Benefit Account.  An account maintained on PHI's
          ------------------------
books with respect to each Director's Deferral Election.

     1.6  Determination Date.   The last day of each calendar quarter.
          ------------------
Annual Determination Date means December 31st.

     1.7  Fair Market Value.  The mean of the closing bid and asked
          -----------------
prices of Common Stock as quoted on the NASDAQ Stock Market as of the date on which Fair Market Value is to be determined; if no Common Stock is traded on such date, then the Fair Market Value shall be determined using the mean of the closing bid and asked prices on the date Common Stock last traded.

     1.8  Fees.  The aggregate amount payable in cash to a Director by
          ----
PHI for service as a member of the board of directors or committee thereof.

     1.9  Plan Committee.  The Plan Committee is the administrator of
          --------------
this Plan, the members of which are the members of the Compensation Committee of the Board of Directors.

     1.10 Plan Year.  The twelve-month period beginning each January
          ---------
1st and ending each December 31st. The first Plan Year of this Plan shall commence as of the Effective Date (as defined herein) and shall end as of December 31, 1998.

     1.11 Schedule.  A written schedule which provides for, among
          --------
other things, the deferral of Fees, the designation of a Benefit Commencement Date, the election of the form of benefit payment, and the designation of a Beneficiary.

     1.12 Other Definitions.  The terms "Stock Transfer Date," Tax
          ------------------
Adjustment," "Service Benefit," "Death Benefit," "Common
Stock Credits," "Adverse Determination," "Cause," and
"Effective Date" shall have the respective meanings set forth below.

                 ARTICLE II - Participation

     Directors shall participate in this Plan; unless otherwise set forth herein, such persons shall include past, present or future members of the Plan Committee or of any committee administering any other stock option, stock appreciation, stock bonus or other form of discretionary stock-related compensation plan maintained by PHI or any Affiliate.

                 ARTICLE III - Common Stock

     3.1  Shares.  The maximum number of shares of Common Stock which
          ------
may be delivered under the Plan shall be 150,000 shares.
Common Stock delivered under the Plan may be authorized and unissued shares, previously issued shares reacquired by the Corporation and held as treasury shares, or shares acquired on the open market.

     3.2  Adjustment.  In the event of a merger, consolidation or
          ----------
reorganization of the Corporation with any other entity, there shall be substituted for Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock will be entitled pursuant to the terms of the transaction. In the event of a recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock.

            ARTICLE IV - Transfer of Common Stock

     4.1  Time of Transfer. Common Stock shall be transferred to each
          ----------------
Director or subject to a Deferral Election by a Director in an amount determined in accordance with Paragraph 4.2 hereof as of the date of the annual stockholders meeting of the Corporation (the "Stock Transfer Date"), provided the recipient thereof is elected or reelected a director as of such date.

     4.2  Number of Shares.  The number of shares of Common Stock
          ----------------
transferred by the Corporation to each Director for receipt or deferral hereunder as of each Stock Transfer Date shall be a number of shares equal to the annual retainer for board service determined from time to time by the Board of Directors divided by the Fair Market Value of a share of Common Stock on the Stock Transfer Date, which amount shall be subject to adjustment, from time to time, as provided in Paragraph 3.2.

     4.3  Restrictions on Transfer.  Common Stock acquired under this
          ------------------------
Article IV shall not be subject to sale, transfer, assignment, pledge, mortgage or other disposition by a Director for a period of six months and one day after the applicable date of transfer.

     4.4  Deferral.  In lieu of the receipt of Common Stock hereunder,
          --------
a Director may execute a Deferral Election with respect to such shares. Any such election shall comply with the provisions of Paragraph 5.1 hereof. Common Stock deferred pursuant to such an election shall be allocated to each affected Director's Deferred Benefit Account in the form of Common Stock Credits and shall be subject to the rules otherwise applicable to such accounts and credits.

                    ARTICLE V - Deferrals

     5.1  Deferrals.  The Corporation shall defer all or any portion
          ---------
of the Fees and Common Stock otherwise payable to a Director, if specified by such Director on a Schedule. A
Director may revoke or modify any such Deferral Election by executing a new Schedule. Except as provided in this Paragraph 5.1, any such Deferral Election (whether a new election or a revocation or a modification) shall apply solely to Fees payable or Common Stock subject to transfer after the date such election is received and accepted by the Plan Committee.

     During the 30-day period commencing as of the Effective Date, each Director shall be entitled to enter into a Deferral Election. Such Deferral Election shall apply to the deferral of Fees as of the first day of the calendar quarter after the Effective Date and to the deferral of the receipt of Common Stock as of the Stock Transfer Date
immediately following the Effective Date.   A Deferral
Election hereunder shall continue until modified or revoked as provided in this Paragraph 5.1.

     5.2  Deferred Benefit Accounts.  Fees or the receipt of Common
          -------------------------
Stock deferred pursuant to a Deferral Election shall be credited by PHI to a Deferred Benefit Account established for each Director, as of each Determination Date. Any
Deferred Benefit Account established hereunder shall be a bookkeeping entry only. The establishment and maintenance of any such account in accordance with the terms of this Plan shall not be deemed to constitute a trust, create any other form of fiduciary relationship between PHI and any Director or Beneficiary or otherwise create, for the benefit of any Director or Beneficiary, an ownership interest in or expectation of any specific asset of PHI.

     5.3  Investment of Accounts.  Any deferred Fees shall bear
          ----------------------
interest at a rate equal to the rate on PHI's borrowing, as determined and applied from time to time by PHI's Chief
Financial Officer, whose determination shall be final.

     5.4  Common Stock Credits.  The number of Common Stock Credits
          --------------------
allocated to a Director's Deferred Benefit Account shall be based upon the Fair Market Value of Common Stock as of each applicable Stock Transfer Date. An amount equal to dividends payable with respect to Common Stock represented by the Common Stock Credits allocated to a Director's
Deferred Benefits Account shall be credited to such account, in the form of additional Common Stock Credits. The amount of such credits shall be based upon the Fair Market Value of Common Stock as of the dividend payment date. Any stock dividend, stock split, or other recapitalization shall be reflected in the Common Stock Credits made to a Director's
Deferred Benefit Account.

     Common Stock Credits to a Director's Deferred Benefit
Account shall not entitle such Director to exercise the rights of a stockholder of the Corporation.

     5.5  Valuation of Accounts.  As of each Determination Date, any
          ---------------------
interest attributable to each Deferred Benefit Account, any charge or expense to be paid by any Director, and any distributions or withdrawals, all determined since the immediately preceding Determination Date, shall be allocated or charged against each Director's account.

                    ARTICLE VI - Payments

     6.1  Special Definitions.  For purposes of this Article VI, the
          -------------------
term Service Benefit means a benefit payable to a Director in accordance with Paragraph 6.2 hereof. The term Death
Benefit shall mean a benefit payable in accordance with Paragraph 6.3 or 6.4 hereof; such benefit shall be payable in lieu of, and not in addition to, any Service Benefit otherwise payable under the Plan.

     6.2  Service Benefits.  A Director's Service Benefit shall be
          ----------------
paid as follows:

        a.     Time of Payment.  A Director's Service Benefit shall be
               ---------------
payable as of such Director's Benefit Commencement Date which shall be the first day of the seventh calendar month following the date designated by the Director on the Schedule.

        b.     Amount.   A Director's Service Benefit shall equal the
               ------
number of Common Stock Credits and the amount credited to such Director's Deferred Benefit Account, determined as of the last day of the calendar month immediately preceding such Director's Benefit Commencement Date.

        c.     Method of Distribution.  A Service Benefit hereunder shall
               ----------------------
be payable in accordance with the Director's election on the Schedule, in the form of Common Stock with respect to Common
Stock Credits or, with respect to Fees and interest earned thereon, in cash in (i) a single-sum payment, or (ii) substantially equal annual installments over a period designated by the Director not in excess of ten years. Each
Director shall designate the method of payment on a Schedule as of the initial date on which Fees or Common Stock are deferred hereunder, and such designation shall be irrevocable.

        d.     Special Rules for Installment Payments. If a Director elects
               --------------------------------------
installment payments in accordance with Paragraph 6.2c, such installment payments shall be made annually, as of the Director's Benefit Commencement Date and each anniversary thereof. Pending distribution, amounts held in such Director's Deferred Benefit Account shall continue to be credited with interest or earnings in accordance with Paragraphs 5.3 and 5.4.

     6.3  Director's Death Before Benefit Commencement Date.  If a
          -------------------------------------------------
Director dies before his Benefit Commencement Date, a "Death Benefit" shall be distributed to his Beneficiary as follows:

          a.   Amount.  The amount of the Death Benefit shall equal
               ------
the number of Common Stock Credits and amount of such Director's Deferred Benefit Account, determined as of the last day of the calendar month preceding the date of distribution.

          b.   Form.  A Death Benefit payable under this Paragraph
               -----
6.3 shall automatically be distributed to the Director's
Beneficiary in the form of a single-sum cash payment. In the case of Common Stock Credits, the number of such credits shall be multiplied by the Fair Market Value of a share of Common Stock on the date of the Director's death, and the amount so determined shall be part of the single-sum cash payment.

          c.   Time of Payments. A Death Benefit payable hereunder
               ----------------
shall be distributed as of the first day of the seventh calendar month following the date of the Director's death.

     6.4  Director's Death After Benefit Commencement Date.  If a
          ------------------------------------------------
Director dies after his Benefit Commencement Date, the balance of his Deferred Benefit Account, if any, shall be distributed as a Death Benefit hereunder to his Beneficiary in accordance with the manner of distribution in effect as of the date of the Director's death.

     6.5  Form of Payment.   Except as provided in Paragraph 6.3, if
          ---------------
any portion of a Director's Deferred Benefit Account is allocated to Common Stock Credits, such amount shall be distributed in the form of Common Stock, with cash distributed in lieu of any fractional share based upon Fair
Market Value as of the date of distribution.

     6.6  Early Payments.  Notwithstanding any provision of this Plan
          --------------
to the contrary, the Plan Committee shall direct the trustee of any trust established pursuant to Paragraph 9.6 hereof, to distribute to any Director (or Beneficiary) in the form of an immediate single-sum payment all or any portion of the amount then credited to a Director's affected Deferred
Benefit Account or Accounts, as the case may be, if an Adverse Determination is made with respect to such Director.
For this purpose, the term "Adverse Determination" shall mean that, based upon Federal tax or revenue law, a published or private letter ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under
Section 7121 of the Code that is approved by the Internal
Revenue Service and involves such Director or a determination of counsel, a Director has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

     Notwithstanding the provisions of this Paragraph 6.6, any payment on account of an Adverse Determination shall be made in accordance with an opinion of counsel that such payment complies with any restrictions or limitations imposed under applicable Federal or state securities laws.

              ARTICLE VII - Stock Option Grants

     A.   On the date of each annual meeting of
shareholders, each Eligible Director shall be automatically granted rights to purchase 2,000 shares of Common Stock at a purchase price per share payable on exercise (the "Option Price") equal to the Fair Market Value per share of Common Stock on the Grant Date. Each such Option Right granted under the Plan shall expire 10 years from the Grant Date and shall be subject to earlier termination as hereinafter provided. Such Option Rights shall be subject to the following additional terms and conditions:

          (i)  Each such Option Right shall become
     exercisable in full after two years from the Date of Grant, so long as the Director has served continuously as a director during the intervening period, and shall become exercisable in full immediately in the event of a Change in Control.

          (ii) In the event of the termination of service on the Board by the holder of any such Option Rights other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised to the extent then exercisable on the date that is six months and one day after the date of such termination and shall expire six months and one day after such termination, or on their stated expiration date, which ever occurs first.

          (iii)     In the event of the death or disability
     of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder shall become exercisable in full and may be exercised at any time within one year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

          (iv) If a director subsequently becomes an employee of the Company while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

          (v) Option Rights may be exercised by a Director only upon payment to PHI in full of the Option Price of the shares of Common Stock to be delivered. Such payment shall be made (a) in cash or by check acceptable to PHI, (b) by the actual or constructive transfer to PHI of shares of Common Stock or shares of voting common stock then owned by the Director for at least six months having a value at the time of exercise equal to the total Option Price, or having a value at the time of exercise equal to the total Option Price, or (c) by a combination of such methods of payment. In addition, deferred payment of the Option Price may be made from the proceeds of sale through a bank or broker on a date satisfactory to PHI of some or all of the shares to which such exercise relates.

     B. A "Change in Control" shall mean any of the following events:
          (i) PHI is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of which less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of directors immediately prior to such transaction;

          (ii) PHI sells or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of shares of Common Stock immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation under the Exchange Act) of securities representing 20% or more of the total votes relating to the then outstanding securities entitled to vote generally in the election of directors (the "Voting Power");

          (iv) PHI files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or
     Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of PHI has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

          (v)  If during any period of two consecutive
     years, individuals who at the beginning of any such period constitute the directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by PHI's stockholders, of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of any such period.

     Notwithstanding the foregoing provisions of Paragraphs
(iii) and (iv) of this Paragraph B, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (x) solely because (a) PHI; (b) a Subsidiary; or (c) any PHI-sponsored employee stock ownership plan or other employee benefit plan of PHI either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the voting Power or otherwise, or because PHI reports that a change of control of PHI has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (y) solely because of a change in control of any Subsidiary. For purposes of this Paragraph B, a "Subsidiary" means corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote generally in the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities (as may be the cases in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by PHI.

                ARTICLE VIII - Administrative

     The Plan Committee shall have the power and authority to interpret the Plan, to establish rules and regulations relating to the Plan, and to make any other determination which it believes necessary or desirable in connection with the administration of the Plan. Decisions by the Plan
Committee concerning matters relating to the Plan shall be final and conclusive on PHI, its Affiliates and all Directors and Beneficiaries hereunder.

               ARTICLE IX - General Provisions

     9.1  Effective Date and Term.  This Plan shall become effective
          -----------------------
(the "Effective Date") upon its approval by the affirmative vote of the holders of a majority of the voting common stock of PHI present at a meeting of its stockholders. No Common
Stock shall be transferred, Common Stock Credits allocated to any Deferred Benefit Account, or Options granted, prior to the Effective Date. Unless earlier terminated under Paragraph 9.1 hereof, the Plan shall remain in effect until the earlier of the date on which (a) all shares of Common
Stock subject to the Plan have been issued hereunder, or
(b) ten years from the Effective Date.

     9.2  Additional Conditions.  Notwithstanding any provision of the
          ---------------------
Plan to the contrary:

          a.   PHI may, at the time of the issuance of
shares of Common Stock, require a Director to deliver to PHI a written representation of present intent to hold or acquire shares of Common Stock solely for the account of the Director for investment purposes and not for distribution; and

          b. If at any time PHI determines, in its sole discretion, that (i) the listing, registration or qualification (or any updating of any such document) of shares of Common Stock is necessary on any securities exchange or under any federal or state securities or blue sky law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of shares of Common Stock, such shares shall not be issued unless such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to PHI.

                  ARTICLE X - Miscellaneous

     10.1 Termination of Plan.  The Board of Directors, upon written
          -------------------
notice to all Directors and the Plan Committee, shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Board of Directors and when written notice is given to all Directors.

     In the event of any such termination, the deferral of Fees hereunder shall immediately cease. Each Director shall receive the value of his Deferred Benefit Account as of the Determination Date which is at least six months after the date of termination. Such distribution shall be made in the form of an immediate single-sum payment, and amounts allocated to Common Stock Credits shall be distributed in the form of Common Stock, with cash distributed in lieu of a fractional share.

     10.2 Inurement.  This Plan shall be binding upon and shall inure
          ---------
to the benefit of the PHI and each Director and their respective heirs, executors, administrators, successors and assigns.

     10.3 Amendment.  The Board of Directors may amend the Plan at any
          ---------
time to cause the Plan to comply with the requirements of Rule 16b-3 of the Exchange Act or in any other manner that shall change, impair or adversely affect shares of Common
Stock previously transferred to any Director or Option
Rights without such Director's prior consent. Further, no such amendment shall (a) increase the maximum number of shares of Common Stock which may be issued to all or any Director under the Plan, (b) expand the types of benefits under the Plan, (c) change the class of persons eligible to receive benefits under the Plan, or (d) materially increase the benefits accruing to Directors under the Plan, without the consent of PHI's shareholders.

     10.4 Transfer of Rights.  No interest or expectancy in the Plan,
          ------------------
including the anticipation of the transfer of Common Stock or Option Rights, shall be subject to transfer, pledge or assignment, other than by will or the laws of descent and distribution and in accordance with the terms of the Plan, and PHI shall not recognize any such assignment, pledge or transfer. During a Director's lifetime, Common Stock shall be transferred only to a Director (or guardian or legal representative of such Director).

     10.5 Governing Law.  This Plan is governed by the laws of the
          -------------
State of Louisiana, in all respects, including matters of construction, validity and performance.

     10.6 Funding.  PHI may, in its discretion, establish a trust in
          -------
connection with the adoption of this Plan. Each year during the continuance of this Plan, PHI may contribute amounts to such trust in order to fund its obligations hereunder.

     The property comprising the assets of any such trust shall, at all times, remain the property of such trust. The trustee of any such trust shall distribute the assets comprising such trust in accordance with the provisions of this Plan and the trust agreement, as instructed by the Plan Committee, but in no event shall such trustee distribute the assets of any such trust to or for the benefit of PHI, except as provided in any applicable trust agreement.

     No Director (or any Beneficiary) shall have any right to, or claim under or against, the assets held in trust to help defray the cost incurred in providing benefits under this Plan. Any such property shall be, and remain, a general, unpledged asset of the Corporation or the trust, as the case may be.

     EXECUTED as of this 24th day of August, 1998.


PETROLEUM HELICOPTERS, INC.



By: ____________________________________





Approved by the Shareholders:   October ___, 1998.